Exhibit 99.1

Banc of California to Present at Raymond James Bank Conference on September 6, 2017

SANTA ANA, Calif., (September 5, 2017) – Banc of California, Inc. (the “Company”) (NYSE: BANC), announced today that Doug Bowers, the Company’s President and Chief Executive Officer, is scheduled to present at the Raymond James Bank Conference in Chicago, IL at approximately 1:30 PM CT on Wednesday, September 6, 2017.

A live audio webcast of the presentation will be available via the Investor Relations section of the Company’s website at www.bancofcal.com/investor. A replay of the presentation will be accessible for 90 days after the presentation date.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates 34 offices in California. The Company was recently recognized by Forbes for the second straight year as one of the 100 Best Banks in America for 2017.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Abernathy MacGregor
Timothy Sedabres, (855) 361-2262	Ian Campbell / Joe Hixson / Kristin Cole, (213) 630-6550 idc@abmac.com / jrh@abmac.com / kec@abmac.com

3 MacArthur Place ● Santa Ana, CA 92707 ● (949) 236-5250 ● www.bancofcal.com